UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 10, 2025

 Date of Report (Date of earliest event reported)

Hamilton Insurance Group, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-41862	98-1153847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wellesley House North, 1st Floor 90 Pitts Bay Road Pembroke Bermuda (Address of principal executive offices) HM 08 (Zip Code)

(441) 405-5200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common shares, par value $0.01 per share	HG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.
Amended and Restated Credit Agreement

On June 10, 2025, Hamilton Insurance Group, Ltd. (the “Company”) and Hamilton Re, Ltd. entered into a $450,000,000 Sixth Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, N.A., as administrative agent, L/C Agent, issuing lender and lender, Truist Bank, as syndication agent, issuing lender and lender, Commerzbank AG, New York Branch, as documentation agent, issuing lender and lender, Citizens Bank, N.A., HSBC Bank USA, National Association and Barclays Bank PLC, as issuing lenders and lenders, Wells Fargo Securities, LLC and Truist Securities, Inc., as joint lead arrangers and joint bookrunners and Commerzbank AG, New York Branch, as a joint lead arranger. The Credit Agreement provides access to borrowings for working capital and general corporate purposes, and letters of credit to support obligations under insurance and reinsurance agreements, retrocessional agreements and for general corporate purposes. The Credit Agreement has a final maturity date of June 9, 2029 and replaces the Company’s Fifth Amended and Restated Credit Agreement, dated June 23, 2022, as amended (the “Existing Credit Agreement”). As of June 10, 2025, there were no borrowings outstanding under the Existing Credit Agreement.

Borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the option of the Company, (i) adjusted term Secured Overnight Financing Rate (“SOFR”) plus an applicable margin ranging from 1.375% to 1.750%, or (ii) a base rate plus an applicable margin ranging from 0.375% to 0.750%, in each case with the applicable margin determined based upon the Company’s long term issuer default rating. The Credit Agreement is subject to a commitment fee on or after the closing date on the average daily undrawn commitments under the Credit Agreement, payable quarterly in arrears, of 0.150% to 0.275% per annum based upon the Company’s long term issuer default rating.

The Credit Agreement is subject to representations and warranties, affirmative and negative covenants and events of default that the Company considers customary for similar facilities. The Credit Agreement also includes financial covenants, including a financial strength rating test, a minimum consolidated tangible net worth test and a maximum consolidated indebtedness to total capitalization ratio.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Sixth Amended and Restated Credit Agreement, attached hereto as Exhibit 10.1.

Amended and Restated Term Loan Credit Agreement

In addition, on June 10, 2025, the Company entered into a $150,000,000 Amended and Restated Term Loan Credit Agreement (the “Term Loan Facility”) with Wells Fargo Bank, N.A., as administrative agent and lender, Truist Bank and Commerzbank AG, New York Branch, as co-syndication agents and lenders, Citizens Bank, N.A. and HSBC Bank USA, National Association, as lenders and Wells Fargo Securities, LLC, as sole lead arranger and sole bookrunner. The Term Loan Facility has a maturity date of June 9, 2028, and replaces the Company’s Term Loan Credit Agreement dated as of July 26, 2019, as amended (the “Existing Term Loan”). The Company will use the Term Loan Facility to refinance the indebtedness outstanding under the Existing Term Loan.

Borrowings under the Term Loan Facility bear interest at a rate per annum equal to, at the option of the Company, (i) adjusted term SOFR plus an applicable margin ranging from 1.375% to 1.750%, or (ii) a base rate plus an applicable margin ranging from 0.375% to 0.750%, in each case with the applicable margin determined based upon the Company’s long term issuer default rating.

The Term Loan Facility is subject to representations and warranties, affirmative and negative covenants and events of default that the Company considers customary for similar facilities. The Term Loan Facility also includes financial covenants, including a financial strength rating test, a minimum consolidated tangible net worth test and a maximum consolidated indebtedness to total capitalization ratio.

The foregoing description of the Term Loan Facility does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Term Loan Credit Agreement, attached hereto as Exhibit 10.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

10.1	Sixth Amended and Restated Credit Agreement dated June 10, 2025*
10.2	Amended and Restated Term Loan Credit Agreement dated June 10, 2025*
101	Interactive Data File (formatted in Inline XBRL and includes the Cover Page Interactive Data File)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2025		HAMILTON INSURANCE GROUP, LTD.

	By:	/s/ Gemma Carreiro
Gemma Carreiro
Group General Counsel